Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Guilford Pharmaceuticals Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-17833, No. 333-72319, No. 333-30814, No. 333-56092, No. 333-71218, No. 333-88716, No. 333-105389 and No. 333-121210) on Form S-8 and the registration statements (No. 333-35415, No. 333-82397, No. 333-87091, No. 333-50222, No. 333-63576, No. 333-108133, No. 333-110790, No. 333-111625, No. 333-120609, No. 333-117915 and No. 333-115684) on Form S-3 of Guilford Pharmaceuticals Inc. of our reports dated March 3, 2005, with respect to the consolidated balance sheets of Guilford Pharmaceuticals Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule listed in Item 15(a)(2), management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Guilford Pharmaceuticals Inc.

/s/ KPMG LLP

McLean, Virginia
March 4, 2005